Exhibit 10.u

INDEMNIFICATION AGREEMENT

AGREEMENT, effective as of                          between THE TORO COMPANY, a Delaware corporation (“Toro”), and                                           (“Director”).

WHEREAS, it is essential to Toro to retain and attract as directors the most capable persons available;

WHEREAS, Director is a member of the Board of Directors of Toro;

WHEREAS, both Toro and Director recognize the increased risk of litigation and other claims being asserted against directors of public companies in today’s environment;

WHEREAS, basic protection against undue risk of personal liability of Toro directors heretofore has been provided through insurance coverage providing reasonable protection at reasonable cost, and Director has relied on the availability of such coverage;

WHEREAS, Toro’s Certificate of Incorporation requires Toro to indemnify and advance expenses to its directors to the full extent permitted by law, and Director has been serving and continues to serve as a director of Toro in part in reliance on such provisions;

WHEREAS, in recognition of Director’s need for substantial protection against personal liability in order to enhance Director’s continued service to Toro in an effective manner,  and of Director’s reliance on the aforesaid provision in Toro’s Certificate of Incorporation, and in part to provide Director with specific contractual assurance that the protection promised by such provision will be available to Director (regardless of, among other things, any amendment to or revocation of such provision of the Certificate of Incorporation, any change in the composition of Toro’s Board of Directors or the occurrence of any acquisition transaction relating to Toro); and

WHEREAS, Toro wishes to provide in this Agreement for the effective indemnification of and the advancing of expenses to Director to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement and, to the extent insurance is maintained, for the continued coverage of Director under Toro’s director and officer liability insurance policies;

NOW THEREFORE, in consideration of the premises and of Director continuing to serve Toro directly or, at its request, with another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:

1.                                       Certain Definitions:

(a)  Change in Control:  shall be deemed to have occurred if (i) during any period of two consecutive calendar years, individuals who at the beginning of such period constitute the Board of Directors of Toro and any new director whose election by the Board of Directors or nomination for election by Toro’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (ii) the stockholders of Toro approve a merger or consolidation of Toro with any other corporation, other than a merger or consolidation which would result in the Voting Securities of

Toro outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of Toro or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of Toro approve a plan of complete liquidation of Toro or an agreement for the sale or disposition by Toro of all or substantially all of Toro’s assets; provided, however, that a would-be Change in Control under Section 1(a)(ii) which is approved by a majority of the directors on Toro’s Board of Directors who were directors prior thereto shall not be deemed a Change in Control.

(b)  Claim:  any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether conducted by Toro or any other party, that Director in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other.

(c)  Expenses:  include attorneys’ fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in, or participate in, any Claim relating to any Indemnifiable Event.

(d)  Indemnifiable Event:  any event or occurrence related to the fact that Director is or was a director, officer, employee, agent or fiduciary of Toro, or is or was serving at the request of Toro as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or did not do anything in any such capacity.

(e)  Potential Change in Control:  shall be deemed to have occurred if (i) Toro enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; (ii) any person or entity (including Toro) publicly announces an intention to take, or to consider taking, actions which if consummated would constitute a Change in Control; (iii) any person or entity, other than a trustee or other fiduciary holding securities under an employee benefit plan of Toro or any of its subsidiaries, is or becomes the beneficial owner, directly or indirectly, of securities of Toro representing 15% or more of the combined voting power of Toro’s then outstanding Voting Securities or (iv) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

(f)  Reviewing Party:  any appropriate person or body consisting of a member or members of Toro’s Board of Directors or any other person or body appointed by the Board (including Special Independent Counsel) who is not a party to the particular Claim for which Director is seeking indemnification.  If there has not been a Change in Control, the Reviewing Party shall be selected by Toro’s Board of Directors.  If there has been such a Change in Control, the Reviewing Party shall be Special Independent Counsel.

(g)  Special Independent Counsel:  counsel selected by Director and approved by Toro (which approval shall not be unreasonably withheld) and who has not, unless waived by Toro and Director, otherwise performed services for (i) Toro or Director within the last ten (10) years or (ii) any other party to a proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Special Independent Counsel” shall not include any person who under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either Toro or Director in an action to determine Director’s rights under this Agreement.

(h)  Voting Securities:  any securities of Toro which have the right to vote generally in the election of directors.

2.                                       Basic Indemnification Arrangement.

(a)  In the event Director was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, Toro shall indemnify Director to the fullest extent permitted by law as soon as practicable but in any event not later than thirty days after written demand is presented to Toro, against any and all Expenses, judgments, fines, penalties and amounts paid or owing with respect to or in settlement of (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties or amounts) such Claim.  Director shall give Toro written notice of all such Claims and the particulars thereof as soon as practicable; provided, however, that the failure to give such notice shall not affect the right of Director to indemnity hereunder unless such failure has materially and adversely affected the rights of Toro.

(b)  If so requested by Director, Toro shall advance (within ten business days of such request) any and all Expenses, judgments, fines, penalties and amounts paid or owing with respect to or in settlement of any Claim to Director (an “Expense Advance”).

(c)  Notwithstanding anything in this Agreement to the contrary,  (i) prior to a Change in Control, Director shall not be entitled to indemnification pursuant to this Agreement in connection with any Claim (other than a claim for indemnification) initiated by Director against Toro or any director or officer of Toro unless Toro has joined in or consented to the initiation of such Claim, (ii) the obligations of Toro under Section 2(a) shall be subject to the condition that the Reviewing Party shall not have determined in a writing stating the reasons therefor that Director would not be permitted to be indemnified under applicable law, and (iii) the obligation of Toro to make an Expense Advance pursuant to Section 2(b) shall be subject to the condition that, if, when and to the extent the Reviewing Party determines that Director would not be permitted to be indemnified under applicable law, Toro shall be entitled to be reimbursed by Director (who hereby agrees to reimburse Toro) for all such amounts theretofore paid; provided, however, that if Director has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Director should be indemnified under applicable law, any determination made by the Reviewing Party that Director would not be permitted to be indemnified under applicable law shall not be binding and Director shall not be required to reimburse Toro for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).

(d)  If the Reviewing Party determines that Director would not be permitted to be indemnified in whole or in part under applicable law (such determination to be made by the Reviewing Party independent of any position of Toro on any aspect of the indemnification including but not limited to the appropriateness of the amount of any settlement), Director shall have the right to commence litigation in any court, in the states of Delaware or Minnesota or the state(s) of Director’s residence or employment, having subject matter jurisdiction thereof, and in which venue is proper, seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof and Toro hereby consents to service of process and to appear in any such proceeding.  Any determination by the Reviewing Party otherwise shall be conclusive and binding on Toro and Director.

(e)  Any Expenses incurred by Director in cooperating with the Reviewing Party shall be borne by Toro (irrespective of the determination as to Director’s entitlement to indemnification pursuant to Section 2(a) and Toro hereby indemnifies and agrees to hold Director harmless therefrom.

3.                                       Change in Control.

If a Change in Control occurs, then with respect to all matters thereafter arising concerning the rights of Director to indemnity payments and Expense Advances under this Agreement or any other agreement, or Toro’s Certificate of Incorporation or Bylaws now or hereafter in effect, relating to Claims for Indemnifiable Events, Toro shall seek legal advice only from Special Independent Counsel.  Such counsel, among other things, shall render its written opinion to Toro and Director as to whether and to what extent Director would be permitted to be indemnified under applicable law.  Toro agrees to pay the reasonable fees of the Special Independent Counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

4.                                       Establishment of Trust.

(a)  Nature of Trust.

In the event of a Potential Change in Control, Toro shall, upon written request by Director, create a Trust for the benefit of Director and from time to time, upon written request of Director, shall fund such Trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for and defending any Claim relating to an Indemnifiable Event, and any and all judgments, fines, penalties and settlement amounts of any and all Claims relating to an Indemnifiable Event from time to time actually paid or claimed to be, reasonably anticipated or proposed to be paid.

(b)  Deposits in Trust.

The amount or amounts to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by the Reviewing Party; provided, however, that the total amount so deposited for all such Trusts in existence at any one time shall not exceed 5% of Toro’s total net worth, on a consolidated basis, at the time the deposit is authorized.  Any such Trust may, at Toro’s option, be funded by the creation of a security interest in unencumbered assets of Toro.

(c)  Terms of Trust.

The terms of the Trust shall provide that upon a Change in Control (i) the Trust shall not be revoked or the principal thereof invaded, without the written consent of Director, (ii) the Trustee shall advance, within ten business days of a request by Director, any and all Expenses to Director (and Director hereby agrees to reimburse the Trust upon the circumstances under which Director would be required to reimburse Toro under Section 2(b) of this Agreement), (iii) the Trust shall continue to be funded by Toro in accordance with the funding obligation set forth above, (iv) the Trustee shall promptly pay to Director all amounts which Director shall be entitled to, pursuant to this Agreement or otherwise, and (v) all unexpended funds in such Trust shall revert to Toro upon a final determination by the Reviewing Party or a court of competent jurisdiction, as the case may be, that Director has been fully indemnified under the terms of this Agreement.  The Trustee shall be chosen by Director.  Nothing in this Section 4 shall relieve Toro of any of its obligations under this Agreement.

5.                                       Indemnification for Additional Expenses.

Toro shall indemnify Director against any and all expenses (including attorneys’ fees) and, if requested by Director, shall, within ten business days of such request, advance such expenses to Director which are incurred by Director in connection with any claim asserted against or action brought by Director for (i) indemnification hereunder or advance payment of Expenses by Toro under this Agreement (or any other agreement or Toro’s Certificate of Incorporation or Bylaws now or hereafter in effect) relating to Claims for Indemnifiable Events and/or (ii) recovery under any director and officer liability insurance policies maintained by Toro, regardless of whether Director ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be.

6.                                       Selection of Counsel and Settlement Authority.

(a)  If no Change in Control has occurred, Toro shall have the right to participate at its own expense in any Claim against Director with respect to an Indemnifiable Event and to assume the defense thereof with counsel satisfactory to Director.  Director shall have the right to employ separate counsel in any such Claim and the fees and expenses of such separate counsel shall be borne by Director; provided, that, all fees and expenses of such separate counsel shall be borne by Toro if:  (i) Toro shall have authorized the engagement of such separate counsel, (ii) Toro shall have failed to employ any counsel to represent Director in such matter, or (iii) such separate counsel shall have reasonably advised Director that there may be a conflict of interest between Director and Toro in the defense or investigation of such matter.

(b)  If no Change in Control has occurred, Director shall not independently negotiate settlement without first giving the Reviewing Party and Toro twenty business days’ notice.  Thereafter, Director may engage in such negotiations and may settle the case unless the Reviewing Party and outside counsel for Toro handling the case (in cases where outside counsel is used) advise Director that they have investigated the Director’s involvement in the event and have determined that the matter is appropriate and legal for indemnity and all judgments, expenses and costs will, if lawful, be paid by Toro.  The Reviewing Party and such counsel shall also give Director notice, at the time a determination is made, of any later reversal stating the reasons therefor of the prior determination of the Reviewing Party and such counsel, after which notice Director may independently negotiate and settle the case.

(c)  If a Change in Control has occurred, Director shall have the right to employ separate counsel in any Claim against Director with respect to an Indemnifiable Event at the expense of Toro and the right to independently negotiate settlement unless Special Independent Counsel shall have reasonably advised Director that there is no conflict of interest between Director and Toro in the defense or investigation of such matter; in which case the provisions of Sections 6 (a) and 6 (b) shall be controlling.

(d)  In any case, Toro shall not unreasonably withhold its consent to any proposed settlement.

7.                                       Partial Indemnity.

If Director is entitled under any provision of this Agreement to indemnification by Toro for some or a portion of the Expenses, judgments, fines, penalties and amounts paid with respect to settlement of a Claim but not, however, for all of the total amount thereof, Toro shall nevertheless indemnify Director for the portion thereof to which Director is entitled.  Moreover, notwithstanding any other provision of this Agreement, to the extent that Director has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Director shall be indemnified against all Expenses incurred in connection therewith.  In connection with any determination by the Reviewing Party as to whether Director is entitled to be indemnified hereunder, the burden of proof shall be on Toro to establish that Director is not so entitled.

8.                                       No Presumption.

For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Director did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.  The termination of a suit by settlement shall be presumed to be a disposition favorable to Director and in the best interests of Toro.

9.                                       Non-Exclusivity.

The rights of Director hereunder shall be in addition to, and not exclusive of, any other rights Director may have or hereafter acquired under Toro’s Certificate of Incorporation, its Bylaws, the Delaware General Corporation Law, vote of stockholders or disinterested directors, any other law or agreement or otherwise.  To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded at the date of this Agreement, it is the intent of the parties hereto that Director shall enjoy by this Agreement the greater benefits so afforded by such change.

10.                                 Liability Insurance.

To the extent Toro maintains an insurance policy or policies providing director and officer liability insurance, Director shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Toro director or officer.

11.                                 Period of Limitations.

No legal action shall be brought and no cause of action shall be asserted by or on behalf of Toro or any affiliate of Toro against Director, Director’s spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date Director ceases (for any reason) to serve in all of the capacities covered by this Agreement, and any claim or cause of action of Toro or its affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

12.                                 Amendments.

No supplement, modification or amendment of this Agreement, and no waiver of any provision hereof, shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

13.                                 Subrogation.

In the event of payment under this Agreement, Toro shall be subrogated to the extent of such payment to all of the rights of recovery of Director, who shall execute all papers required and shall do everything that may be necessary to enable Toro effectively to bring suit to enforce such rights.

14.                                 No Duplication of Payments.

Toro shall not be liable under this Agreement to make any payment in connection with any claim made against Director to the extent Director has otherwise actually received payment (under any insurance policy, Toro’s Certificate of Incorporation or Bylaws or otherwise) of the amounts otherwise indemnifiable hereunder.

15.                                 Binding Effect.

This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of Toro), assigns, spouses, heirs, and personal and legal representatives.

16.                                 Termination.

This Agreement shall continue until and terminate upon the later of:  (a) ten (10) years after the date that Director shall have ceased to serve Toro in all capacities covered by this Agreement; or (b) the final termination of all pending Claims with respect to Indemnifiable Events and of any proceedings commenced by Director pursuant to this Agreement or otherwise relating thereto.

17.                                 Severability.

The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.

18.                                 Notices.

All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed on the day on which it is so delivered, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, if to Director to his then current address and if to Toro, to The Toro Company, 8111 Lyndale Avenue South, Bloomington, Minnesota 55420, Attention: J. Lawrence McIntyre, Vice President, Secretary and General Counsel, or to such other address as may have been furnished to Director by Toro or to Toro by Director, as the case may be.

19.                                 Governing Law.

This Agreement shall be governed and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state, without giving effect to the principles of conflicts of laws.

Executed as of this	day of , .

THE TORO COMPANY

By:
SS No.